EXHIBIT 99.1

CORRECTING and REPLACING -- Sportsman's Warehouse Holdings, Inc. Announces Third Quarter 2015 Financial Results

MIDVALE, Utah, Nov. 20, 2015 (GLOBE NEWSWIRE) -- In a release issued under the same headline yesterday by Sportsman's Warehouse Holdings, Inc., underneath the section titled "Fourth Quarter and Fiscal 2015 Outlook," the second sentence of the first paragraph should read: "Adjusted net income for the fourth quarter of fiscal 2015 is expected to be in the range of $10.3 million to $11.1 million, with adjusted diluted earnings per share of $0.24 to $0.26 on a weighted average of approximately 42.4 million estimated common shares outstanding."

Additionally, the second sentence of the second paragraph under such section should read: "Adjusted net income for fiscal 2015 is expected to be in the range of $24.7 million to $25.5 million, with adjusted diluted earnings per share of $0.58 to $0.60 on a weighted average of approximately 42.3 million estimated common shares outstanding."

The corrected release reads as follows:

Sportsman's Warehouse Holdings, Inc. Announces Third Quarter 2015 Financial Results

Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the "Company") (Nasdaq:SPWH) today announced financial results for the thirteen weeks and thirty-nine weeks ended October 31, 2015.

For the thirteen weeks ended October 31, 2015:

  Net sales increased by 9.4% to $199.7 million from $182.5 million in the third quarter of fiscal 2014. Same store sales were flat.

  Income from operations increased to $19.2 million from $18.6 million in the third quarter of fiscal 2014. Adjusted income from operations, which excludes expenses related to our secondary offering in the third quarter of fiscal 2015 (see "GAAP and Non-GAAP Measures"), was $19.9 million as compared to $18.6 million in the corresponding period of fiscal 2014.

  The Company opened three new stores in the third quarter of fiscal 2015 and ended the quarter with 64 stores in 19 states, a unit increase of 16.4% from the end of the third quarter of fiscal 2014.

  Interest expense decreased to $3.7 million from $4.1 million in the third quarter of fiscal 2014.

  Net income was $9.5 million compared to $8.9 million in the third quarter of fiscal 2014. Adjusted net income, which excludes expenses related to our secondary offering in the third quarter of fiscal 2015 (see "GAAP and Non-GAAP Measures"), was $10.0 million during the third quarter of fiscal 2015 compared to adjusted net income of $8.9 million in the corresponding period of fiscal 2014.

  Diluted earnings per share were $0.23 compared to diluted earnings per share of $0.21 in the third quarter of fiscal 2014. Adjusted diluted earnings per share (see "GAAP and Non-GAAP Measures"), were $0.24 compared to adjusted diluted earnings per share of $0.21 in the third quarter of fiscal 2014.

  Adjusted EBITDA was $24.1 million compared to $21.8 million in the third quarter of fiscal 2014 (see "GAAP and Non-GAAP Measures").

John Schaefer, President and Chief Executive Officer, stated: "We are pleased with our third quarter results which came in within our guidance on both the top and bottom line. Our solid results were driven by store growth and continued sequential improvement in our non-hunting and shooting product categories which were offset by the negative impact that the unseasonably warm weather had on our footwear and apparel business."

Mr. Schaefer added: "Despite the positive trends that we see in the hunting, fishing and camping categories, we are taking a more conservative view for the fourth quarter due to the weather impact on clothing and footwear. We remain focused on our strategic initiatives of store expansion, growth of our loyalty program, enhancement of operating margins and maintaining best in class customer service. We believe our everyday value, high service levels and local shopping convenience continue to be important differentiating attributes that are resonating with our customer and driving our value proposition."

For the thirty-nine weeks ended October 31, 2015:

  Net sales increased by 9.0% to $517.2 million from $474.4 million in the first three quarters of fiscal 2014. Same store sales were flat.

  Income from operations increased to $37.2 million from $30.7 million in the first three quarters of fiscal 2014. Adjusted income from operations, which excludes expenses related to our secondary offering in the third quarter of fiscal 2015, the reversal of an accrual related to a litigation in the second quarter of 2015, and expenses related to bonuses paid as a result of the successful completion of our initial public offering ("IPO") in the first quarter of fiscal 2014 (see "GAAP and Non-GAAP Measures"), was $33.9 million as compared to $32.9 million in the first three quarters of fiscal 2014.

  The Company opened nine new stores in the first three quarters of fiscal 2015.

  Interest expense decreased to $10.6 million from $13.5 million in the three quarters of fiscal 2014.

  Net income was $16.4 million compared to $10.6 million in the first three quarters of fiscal 2014. Adjusted net income, which excludes expenses related to our secondary offering in the third quarter of fiscal 2015, the reversal of an accrual related to a litigation matter in the second quarter of 2015, and expenses related to the IPO bonuses in the first quarter of 2014, net of taxes (see "GAAP and Non-GAAP Measures"), was $14.4 million during the first three quarters of fiscal 2015 compared to adjusted net income of $12.0 million in the corresponding period of fiscal 2014.

  Diluted earnings per share were $0.39 compared to diluted earnings per share of $0.27 in the first three quarters of fiscal 2014. Adjusted diluted earnings per share (see "GAAP and Non-GAAP Measures"), were $0.34 compared to adjusted diluted earnings per share of $0.28 in the first three quarters of fiscal 2014.

  Adjusted EBITDA was $46.9 million compared to $44.6 million in the first three quarters of fiscal 2014 (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of October 31, 2015:

  Total debt: $206.7 million, consisting of $49.7 million outstanding under the revolving credit facility and $157.0 million outstanding under the term loans, net of unamortized discount.

  Total liquidity (cash plus $63.7 million of availability on a $135.0 million revolving credit facility): $65.6 million.

Fourth Quarter and Fiscal 2015 Outlook:

For the fourth quarter of fiscal 2015, net sales are expected to be in the range of $203.0 million to $208.0 million based on approximately flat same store sales. Adjusted net income for the fourth quarter of fiscal 2015 is expected to be in the range of $10.3 million to $11.1 million, with adjusted diluted earnings per share of $0.24 to $0.26 on a weighted average of approximately 42.4 million estimated common shares outstanding.

For fiscal 2015, net sales are expected to be in the range of $720.0 million to $725.0 million based on opening nine new stores for the full year and approximately flat same store sales. Adjusted net income for fiscal 2015 is expected to be in the range of $24.7 million to $25.5 million, with adjusted diluted earnings per share of $0.58 to $0.60 on a weighted average of approximately 42.3 million estimated common shares outstanding.

Conference Call Information:

A conference call to discuss third quarter 2015 financial results is scheduled for today, November 19, 2015, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the "SEC"): adjusted income from operations, adjusted net income, adjusted diluted weighted average shares outstanding, adjusted diluted earnings per share and adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under "GAAP and Non-GAAP Measures" in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a more meaningful comparison of its diluted earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include our outlook for the third quarter of fiscal year 2015 and for the full fiscal year 2015. Investors can identify these statements by the fact that they use words such as "continue," "expect," "may," "opportunity" "plan," "future" "ahead" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's retail-based business model, general economic conditions and consumer spending, the Company's concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the company's expansion into new markets and planned growth, current and future government regulations, risks related to the Company's continued retention of its key management, the Company's distribution center, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption "Risk Factors" in our Form 10-K for the fiscal year ended January 31, 2015 filed with the SEC on April 2, 2015 and our other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended				For the Thirty Nine Weeks Ended

	October 31, 2015	% of net sales	November 1, 2014	% of net sales	October 31, 2015	% of net sales	November 1, 2014	% of net sales

Net sales	$ 199,704	100.0%	$ 182,532	100.0%	$ 517,182	100.0%	$ 474,425	100.0%
Cost of goods sold	133,139	66.7%	121,881	66.8%	349,464	67.6%	320,819	67.6%
Gross profit	66,565	33.3%	60,651	33.2%	167,718	32.4%	153,606	32.4%

Operating expenses:
Selling, general and administrative expenses	47,396	23.7%	42,026	22.9%	130,515	25.2%	122,859	25.8%
Income from operations	19,169	9.6%	18,625	10.3%	37,203	7.2%	30,747	6.6%
Interest expense	(3,659)	(1.8%)	(4,122)	(2.3%)	(10,567)	(2.0%)	(13,487)	(2.8%)
Income before income tax expense	15,510	7.8%	14,503	8.0%	26,636	5.2%	17,260	3.8%
Income tax expense	(5,969)	(3.0%)	(5,587)	(3.1%)	(10,255)	(2.0%)	(6,649)	(1.4%)
Net income	$ 9,541	4.8%	$ 8,916	4.9%	$ 16,381	3.2%	$ 10,611	2.4%

Earnings per share
Basic	$ 0.23		$ 0.21		$ 0.39		$ 0.27
Diluted	$ 0.23		$ 0.21		$ 0.39		$ 0.27

Weighted average shares outstanding
Basic	42,004		41,818		41,953		39,342
Diluted	42,362		41,931		42,286		39,553

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	October 31, 2015	January 31, 2015
Current assets:
Cash and cash equivalents	$ 1,941	$ 1,751
Accounts receivable, net	393	425
Merchandise inventories	253,882	185,909
Prepaid expenses and other	5,557	7,468
Income taxes receivable	--	5,190
Deferred income taxes	2,743	2,928
Total current assets	264,516	203,671
Property and equipment, net	69,163	54,317
Deferred income taxes	3,858	5,398
Definite lived intangible assets, net	4,375	5,729
Other long-term assets, net	1,511	1,608
	$ 343,423	$ 270,723
	.	.
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$ 61,908	$ 28,500
Accrued expenses	54,157	42,620
Income taxes payable	2,266	--
Revolving line of credit	49,676	41,899
Current portion of long-term debt, net of discount	1,333	1,333
Current portion of deferred rent	3,337	2,873
Total current liabilities	172,677	117,225

Long-term liabilities:
Long-term debt, net of discount and current portion	155,713	156,713
Deferred rent credit, net of current portion	29,066	28,117
Total long-term liabilities	184,779	184,830
Total liabilities	357,456	302,055

Stockholders' deficit:
Common stock	420	418
Additional paid-in capital	77,173	76,257
Accumulated deficit	(91,626)	(108,007)
Total stockholders' deficit	(14,033)	(31,332)
	$ 343,423	$ 270,723

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	October 31, 2015	November 1, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 16,381	$ 10,611
Adjustments to reconcile net income to net
cash provide by (used in) operating activities:
Depreciation and amortization	7,210	5,183
Amortization of discount on debt and deferred financing fees	552	977
Amortization of Intangible assets	1,354	1,354
Change in deferred rent	1,413	5,252
Deferred taxes	1,725	(403)
Stock based compensation	1,671	2,780
Change in assets and liabilities:
Accounts receivable, net	32	(57)
Merchandise inventory	(67,973)	(69,268)
Prepaid expenses and other	1,656	(1,338)
Accounts payable	33,408	34,448
Accrued expenses	(1,029)	303
Income taxes	7,456	(3,595)
Net cash provided by (used in) operating activities	3,856	(13,753)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(29,820)	(23,538)
Proceeds from sale-leaseback transactions	7,764	--
Net cash used in investing activities	(22,056)	(23,538)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on line of credit	7,777	33,842
Issuance of common stock	--	73,393
Increase in book overdraft	12,566	6,209
Excess tax benefits from stock-based compensation	283	287
Payment of withholdings on restricted stock units	(1,036)	(993)
Principal payments on long-term debt	(1,200)	(75,063)
Net cash provided by financing activities	18,390	37,675

Net change in cash and cash equivalents	190	384
Cash and cash equivalents at beginning of year	1,751	1,354
Cash and cash equivalents at end of period	$ 1,941	$ 1,738

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	October 31, 2015	November 1, 2014	October 31, 2015	November 1, 2014
Income from operations	$ 19,169	$ 18,625	$ 37,203	$ 30,747
IPO bonus (1)	--	--	--	2,200
Litigation accrual reversal (2)	--	--	(4,000)	--
Secondary offering expenses (3)	727	--	727	--
Adjusted income from operations	$ 19,896	$ 18,625	$ 33,930	$ 32,947

Reconciliation of GAAP net income and GAAP diluted weighted average shares outstanding to adjusted net income and adjusted weighted average shares outstanding:

Numerator:
Net income	$ 9,541	$ 8,916	$ 16,381	$ 10,611
IPO bonus (1)	--	--	--	2,200
Litigation accrual reversal (2)	--	--	(4,000)	--
Secondary offering expenses (3)	727	--	727	--
Less tax impact	(280)	--	1,260	(847)
Adjusted net income	$ 9,988	$ 8,916	$ 14,368	$ 11,964

Denominator:
Diluted weighted average shares outstanding	42,362	41,931	42,286	39,553
Initial public offering shares issuance (4)	--	--	--	2,476
Adjusted diluted weighted average shares outstanding	42,362	41,931	42,286	42,029

Reconciliation of earnings per share:
Diluted earnings per share	$ 0.23	$ 0.21	$ 0.39	$ 0.27
Impact of adjustments to numerator and denominator	0.01	--	(0.05)	0.01
Adjusted diluted earnings per share	$ 0.24	$ 0.21	$ 0.34	$ 0.28

Reconciliation of net income to adjusted EBITDA:
Net income	$ 9,541	$ 8,916	$ 16,381	$ 10,611
Interest expense	3,659	4,122	10,567	13,487
Income tax expense	5,969	5,587	10,255	6,649
Depreciation and amortization	3,033	2,468	8,564	6,538
Stock-based compensation expense (5)	594	522	1,671	2,780
Pre-opening expenses (6)	606	230	2,697	2,359
IPO bonus (1)	--	--	--	2,200
Litigation accrual reversal (2)	--	--	(4,000)	--
Secondary offering expenses (3)	727	--	727	--
Adjusted EBITDA	$ 24,129	$ 21,845	$ 46,862	$ 44,624

(1) As a result of the completion of our IPO and pursuant to the terms of the employment agreements with our executive officers, we paid $2.2 million in bonuses to our executive officers.
(2) On March 9, 2015, a jury awarded $11.9 million against the defendants in a litigation matter. We reviewed the decision and accrued $4.0 million in our results for the fiscal year and fourth quarter ended January 31, 2015 related to this matter. We strongly disagreed with the jury's verdict and filed post-trial motions seeking to have the verdict set aside. On July 30, 2015, the court granted our motion for judgment as a matter of law. The plaintiff and a co-defendant have appealed the July 30, 2015 ruling to the appellate court and the appeal is currently in process. Based on the court's most recent judgment in our favor, we determined that the likelihood of loss in this case is not probable, and, as such, we reversed the previous accrual of $4.0 million in our results for the 13 weeks and 26 weeks ended August 1, 2015. The reversal of the $4.0 million accrual is recorded in selling, general, and administrative expenses in the accompanying statements of income.
(3) On September 30, 2015, 6,250,000 shares of common stock were sold in a secondary offering by certain existing shareholders, including affiliates of Seidler Equity Partners III, L.P. We received no proceeds from the secondary offering but incurred $0.7 million in offering expenses. On October 26, 2015, the underwriters of the secondary offering of common stock partially exercised the option granted at the time of the secondary offering to purchase an additional 649,022 shares of common stock at the secondary offering price of $12.25 per share, less underwriting discounts and commissions, which consists solely of shares sold by affiliates of Seidler Equity Partners III, L.P. We received no proceeds from the partial exercise of the option but incurred minimal offering expenses. Total expenses incurred related to the secondary offering and the exercise of the option was $0.7 million and is recorded in selling, general and administrative expenses in the accompanying statements of income.
(4) Assumes our initial public offering was effective as of February 3, 2013, the first day of our fiscal year 2013.
(5) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan.
(6) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of fourth quarter and 2015 full year guidance:

	Estimated Q4 '15		Estimated FY '15
	Low	High	Low	High

Numerator:
Net income	$ 10,291	$ 11,122	$ 26,672	$ 27,503
Litigation accrual reversal (1)	--	--	(4,000)	(4,000)
Secondary offering expenses (2)	--	--	727	727
Less tax impact	--	--	1,260	1,260
Adjusted net income	$ 10,291	$ 11,122	$ 24,659	$ 25,490

Denominator:
Diluted weighted average shares outstanding	42,400	42,400	42,300	42,300

Reconciliation of earnings per share:
Diluted earnings per share	$ 0.24	$ 0.26	$ 0.63	$ 0.65
Impact of adjustments to numerator and denominator	--	--	(0.05)	(0.05)
Adjusted diluted earnings per share	$ 0.24	$ 0.26	$ 0.58	$ 0.60

(1) On March 9, 2015, a jury awarded $11.9 million against the defendants in a litigation matter. We reviewed the decision and accrued $4.0 million in our results for the fiscal year and fourth quarter ended January 31, 2015 related to this matter. We strongly disagreed with the jury's verdict and filed post-trial motions seeking to have the verdict set aside. On July 30, 2015, the court granted our motion for judgment as a matter of law. The plaintiff and a co-defendant have appealed the July 30, 2015 ruling to the appellate court and the appeal is currently in process. Based on the court's most recent judgment in our favor, we determined that the likelihood of loss in this case is not probable, and, as such, we reversed the previous accrual of $4.0 million in our results for the 13 weeks and 26 weeks ended August 1, 2015. The reversal of the $4.0 million accrual is recorded in selling, general, and administrative expenses in the accompanying statements of income.
(2) On September 30, 2015, 6,250,000 shares of common stock were sold in a secondary offering by certain existing shareholders, including affiliates of Seidler Equity Partners III, L.P. We received no proceeds from the secondary offering but incurred $0.7 million in offering expenses. On October 26, 2015, the underwriters of the secondary offering of common stock partially exercised the option granted at the time of the secondary offering to purchase an additional 649,022 shares of common stock at the secondary offering price of $12.25 per share, less underwriting discounts and commissions, which consists solely of shares sold by affiliates of Seidler Equity Partners III, L.P. We received no proceeds from the partial exercise of the option but incurred minimal offering expenses. Total expenses incurred related to the secondary offering and the exercise of the option was $0.7 million and is recorded in selling, general and administrative expenses in the accompanying statements of income.
CONTACT: Investor Contact:
         ICR, Inc.
         Farah Soi/Rachel Schacter
         (203) 682-8200
         investors@sportsmanswarehouse.com